Registration Statement No. 333-140619

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CITIZENS & NORTHERN CORPORATION
(Exact Name of Registrant as specified in its Charter)

Pennsylvania	6021	23-2951943

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
90-92 Main Street
Wellsboro, Pennsylvania 16901
(570) 724-3411
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
CRAIG G. LITCHFIELD
Chairman, President and Chief Executive Officer
Citizens & Northern Corporation
90-92 Main Street
Wellsboro, Pennsylvania 16901
(570) 724-3411
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)
Copies to:

Charles J. Ferry, Esquire Carl D. Lundblad, Esquire Rhoads & Sinon LLP One South Market Square, 12th Floor Harrisburg, Pennsylvania 17108-1146 (717) 233-5731	Charles C. Cohen, Esquire Michael D. Winterhalter, Esquire Cohen & Grigsby 11 Stanwix Street, 15th Floor Pittsburgh, PA 15222-1319 (412) 297-4900

     Pursuant to Registration Statement No. 333-140619 on Form S-4, as amended, Citizens & Northern Corporation, a Pennsylvania business corporation and parent company of Citizens & Northern Bank and First State Bank, Canisteo, N.Y., registered 637,658 shares of its common stock, $1.00 par value, issuable pursuant to an Agreement and Plan of Merger dated December 21, 2006, by and between Citizens & Northern Corporation and Citizens Bancorp, Inc., a Pennsylvania business corporation and parent company of Citizens Trust Company. The Agreement provided for the merger of Citizens Bancorp, Inc. with and into Citizens & Northern Corporation, with Citizens & Northern Corporation surviving the merger. The Registrant hereby removes from registration 691 shares of its common stock that remain unissued after completion of the merger on May 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation
Date: May 23, 2007	/s/ Craig G. Litchfield
Craig G. Litchfield, Chairman, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Craig G. Litchfield Craig G. Litchfield	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2007

/s/ Mark A. Hughes Mark A. Hughes	Treasurer (Principal Accounting Officer)	May 23, 2007

/s/ Dennis F. Beardslee* Dennis F. Beardslee	Director	May 23, 2007

/s/ R. Robert DeCamp* R. Robert DeCamp	Director	May 23, 2007

Signature	Capacity	Date

/s/ Jan E. Fisher* Jan E. Fisher	Director	May 23, 2007

/s/ R. Bruce Haner* R. Bruce Haner	Director	May 23, 2007

/s/ Susan E. Hartley* Susan E. Hartley	Director	May 23, 2007

/s/ Karl W. Kroeck* Karl W. Kroeck	Director	May 23, 2007

/s/ Leo F. Lambert* Leo F. Lambert	Director	May 23, 2007

/s/ Edward L. Learn* Edward L. Learn	Director	May 23, 2007

/s/ Edward H. Owlett, III* Edward H. Owlett, III	Director	May 23, 2007

/s/ Leonard Simpson* Leonard Simpson	Director	May 23, 2007

/s/ James E. Towner* James E. Towner	Director	May 23, 2007

/s/ Ann M. Tyler* Ann M. Tyler	Director	May 23, 2007

By:	*/s/ Craig G. Litchfield
Craig G. Litchfield
Attorney-in-Fact Pursuant to Power of Attorney